POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, which on or about February 2, 2007 will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, registration statements for the registration of each of the variable insurance products listed below:

•	America’s markeFLEX Advisor Annuity (a flexible premium deferred variable annuity);
•	Bank of America Annuity (a flexible premium deferred variable annuity);
•	Marathon VUL - NY (a flexible premium variable universal life insurance policy);
•	marketFLEX II VUL - NY (a flexible premium variable universal life insurance policy).

As such, the undersigned hereby constitute and appoint W.G. Jurgensen, Patricia R. Hatler, Mark R. Thresher, Peter A. Golato, Mark D. Phelan, Timothy D. Crawford, Stephen M. Jackson, Jeanny V. Simaitis, and W. Michael Stobart, and each of them with power to act without the others, his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such registration statements and any amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this _1st__ day of February 2007.

W. G. JURGENSEN, Director and Chief Executive Officer	ARDEN L. SHISLER, Chairman of the Board

JOSEPH A. ALUTTO, Director	JAMES G. BROCKSMITH, JR., Director

KEITH W. ECKEL, Director	LYDIA M. MARSHALL, Director

DONALD L. MCWHORTER, Director	MARTHA JAMES MILLER DE LOMBERA, Director

DAVID O. MILLER, Director	JAMES F. PATTERSON, Director

GERALD D. PROTHRO, Director	ALEX SHUMATE, Director